Exhibit 10.5


                        Contract for Promotional services

Agreement dated July 14, 2003 by and between Ronald E. Gee and SLS International, Inc..("Client")

Whereas SL International, Inc. desires to develop a program for dissemination of information pursuant to its obligations under the Exchange Act in compliance with the restrictions on dissemination of material inside information contained in the proposed Regulation FD, current Sections 20 and 21A thereof, and in compliance with the requirements of Section 17(b) in the Securities Act, and deems it to be in its best interest to retain Ronald E. Gee to render SLS International, Inc., such services as may be needed;

                                    2. TERMS

2.1 "Initial Terms" the initial terms of this agreement will take effect on July 16, 203 (the "launch date") and unless terminated earlier, will terminate August 16, 2003. 2.2 "Renewal" unless client gives the other party written notice prior to no renewal will be available.

                             3. PRODUCT AND SERVICES

3.0 Assist SLS International, Inc. to: Disseminate information pursuant to its obligations under the Exchange Act in compliance with the restrictions on dissemination of material inside information contained in proposed Regulation FD, current Sections 20 and 21A thereof, and in compliance with the requirement s of Section 17(b) of the Securities Act.

Subject to full compliance with the requirements of Section 17(b) of the Securities Act, to the extent applicable, distribute information concerning SLS International, Inc., in periodicals and newsletters distributed to subscribers sophisticated in financial and securities matters.

3.2 "Delivery and Acceptance" Within seven days of delivery and demonstration by Ronald E. Gee of each co-product, client will
(a) provide written notice of acceptance or (b) provide written notice or rejection setting forth each material defect in the co-branded product. Failure by client to deliver such notice within seven days shall constitute acceptance of the product.

3.5 "Withdrawal of a Service" Ronald E. Gee may cancel all or part of the product at any time and at their sole discretion. Termination will also occur if the provision of all or part of that product: (a) Becomes the subject of a claim that such services infringe the ownership rights of any third person or that Ronald E. Gee otherwise does not have the right to permit others to use such services.

         3.6) YOUR COMPANY NAME agrees, under the terms of the contract, o ad clients corporate information to internet properties and any co-branded or mirror web sites for the time frame specified in schedule 2.1 Ronald
         E. Gee also agrees to provide a private e-mail to opt-in members through affiliate web sites who have opt-in members and will have sole discretion to license this right to other partners and other branded or co-branded web sites for additional exposure.

a) Client understands that web traffic is a variable number and agrees that Ronald E. Gee possess full rights to the promotion of any and all internet properties.

b) Ronald E. Gee agrees not to distribute unsolicited mail.

c)

                              4. CLIENT OBLIGATIONS

4.1 "Development Assistance" Client shall provide Ronald E. Gee with reliable corporate information and contacts regarding client's business and client's stock in order to facilitate Ronald E, Gee's obligations hereunder.

4.2 Client shall provide information that is legally allowable under all SEC and other government law in regards to statements made.

                            5. PROMOTION AND BRANDING

5.1 "Promotion" Client shall understand Ronald E. Gee may license other internet properties to display clients corporate information.

5.2 Ronald E. Gee shall allow all visitors to it's internet property, mirror sites, and co-branded sites FREE access to corporate information.

                                  6. LIABILITY

6.1 Client understands that Ronald E. Gee makes no warranties on result of said product.

6.2 Client relieves Ronald E. Gee from any losses, damages, monetary or otherwise that may occur due to the content of company profile.

6.3 Ronald E. Gee warrants and represents that it will make no knowingly false claims or misleading statements on behalf of client.

                               7. RECOMMENDATIONS

7.1 Client understands that Ronald E. Gee is not a broker dealer or registered investment advisor and is not acting in any way to make recommendations to the purchase of sale of any security.

7.2 Client understands that Ronald E. Gee will make no offer to buy or sell securities.

6.3 Ronald E. Gee will recommend that any visitor/member considering trading or investing in said security do so only after speaking with a stockbroker or registered financial advisor.

6.4 Ronald E. Gee agrees that since SLS International, Inc., is a "Fully Reporting Company' as that term is commonly defined and therefore subject to the 1933 and 1934 Securities Acts as amended (the "acts"), YOUR COMPANY NAME shall adhere to any and all applicable state and federal securities laws as it relates to the disclosures as it relates to its compensation under the Agreement.

6.5 Ronald E. Gee understands that this agreement is being drafted in light of recent regulatory emphasis on investor relations, corporate communications and to ensure compliance to such rules and regulations as they may occur or may change in the futures and to protect both Ronald E. Gee as well as the Company.

6.6 Ronald E. Gee further agrees that none of its officers, directors, principals, affiliates or subcontractors have been convicted of any local, state or federal offense of a securities nature or any felony conviction or are currently or have been the subject of any regulatory investigation, whether actions or charges have been brought, except as disclosed in writing to the company.

6.7 The Company represents that any equity based compensation under the Agreement is not and shall not be the result of issuance of shares under Form S-8 or other similar registration and that such compensation has been fully paid and is non-assessable.

6.8 Both Ronald E. Gee and the Company agree that all such amendments and modifications to the Agreement shall be done in writing and no oral amendments shall be binding upon either Ronald E. Gee or the Company.

                                     8. FEES

8.1 Fees for the service will be $135,000.00 US Dollars for a (4) four week contract. It is understood the contract is cancelable with 12 hours notice therefore defining the contract as a week to week contract.

8.2 Payment shall be made as follows. The first $30,000.00 cash payment to be paid to Ronald E. Gee immediately upon the signatures of both parties for week one. Then SLS International, Inc. agrees to pay $35,000.00 cash US funds each week for three additional weeks if not cancelled as stated above.

8.3 Both parties agree this contract can be canceled by either party with a 12 hour written notice via email or fax or mail

8.4 And, this is a week to week contract

8.5 Payments will wired directly to the account specified by Ronald E. Gee

8.6 Client understands that fees are non-refundable and binding upon signature.

By signing this agreement you are acknowledging that you have read and agree to all the terms and conditions above.

Company Name: SLS International, Inc.
Ticker Symbol: SITI
Address:



SLS International Inc.

x/s/ John M. Gott
 --------------------------
 Signature
 Representing SLS International, Inc.


x
 -----------------------------------
 Signature
 Ronald E. Gee

August 4, 2003

This is the 12-hour notice from Ronald E. Gee to SLS International, Inc., That on this 4th, day of August Ronald E. Gee is terminating the contract Signed on July 14th 2003 Between SLS International, Inc., and Ronald E. Gee.

Payments already made to Ronald E. Gee are non-refundable as specified in the contract



/s/ Ronald E. Gee                   Date:  8-4-2003
---------------------------